UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2026

MidCap Financial Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland	814-00646	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street
New York, New York		10019
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MFIC	NASDAQ Global Select Market
8.00% Notes due 2028	MFICL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 18, 2026, MidCap Financial Investment Corporation (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved two proposals. The proposals are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission on April 30, 2026. As of April 22, 2026, the record date, 82,372,628 shares of the Company’s common stock were eligible to vote.

Proposal 1: The Company’s stockholders elected two Class I Directors of the Company, who will each serve a term of three years, or until their successors are duly elected and qualified, as follows:

Name of Director	FOR	WITHHELD	BROKER-NON-VOTE
Emanuel Pearlman	26,016,665	7,974,177	25,515,223
Tanner Powell	32,255,769	1,735,073	25,515,223

Proposal 2: The Company’s stockholders ratified the selection of Deloitte & Touche LLP as an independent registered public accounting firm of the Company for the fiscal year ending December 31, 2026, as follows:

FOR	AGAINST	ABSTAIN	BROKER-NON-VOTE
57,957,195	755,211	793,659	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDCAP FINANCIAL INVESTMENT CORPORATION

By:	/s/ Kristin M. Hester
Name:	Kristin M. Hester
Title:	Chief Legal Officer, Vice President and Secretary
Date:	June 23, 2026